UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas		75231
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 265-2550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events.

On May 11, 2005, MetroPCS, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing that it had received valid tenders and consents from holders of 100% of the outstanding principal amount of its 10¾% Senior Notes due 2011 (the “Notes”) in connection with its previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) for the Notes. The press release also announced the total consideration to be paid in connection with the Tender Offer and Consent Solicitation.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of the Company dated May 10, 2005

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 (including the exhibit hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: May 12, 2005	By:	/s/ J. Braxton Carter
J. Braxton Carter Senior Vice President and Chief Financial Officer